UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 12, 2015

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55200	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 12, 2015, Moody National REIT I, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Holders of 7,146,420.056 shares of the Company’s common stock were represented by proxy at the Annual Meeting, representing approximately 55.3% of the total number of outstanding shares of the Company’s common stock eligible to be voted at the Annual Meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal 1:  Election of Directors

All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

Name	Votes For	Votes Against	Votes Withheld
Brett C. Moody	7,054,223.595	—	92,196.461
William H. Armstrong, III	7,054,223.595	—	92,196.461
Charles L. Horn	7,054,223.595	—	92,196.461
John P. Thompson	7,054,223.595	—	92,196.461

No broker non-votes were cast in the election of the director nominees.

Proposal 2:  Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
6,999,470.036	19,999.619	126,950.401

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: August 18, 2015	By:	/s/ Brett C. Moody
Brett C. Moody Chief Executive Officer and President